Exhibit 8.1

MERIDIAN MV CHICAGO, LLC

Audited Financial statementS

Years Ended December 31, 2023 and 2022

(Expressed in United States Dollars)

INDEPENDENT AUDITORS’ REPORT

To the Board of Members of

Meridian MV Chicago, LLC

Dallas, Texas

Opinion

We have audited the financial statements of Meridian MV Chicago, LLC (the “Company,”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events considered in the aggregate that raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of these financial statements.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

January 29, 2025

Los Angeles, California

Meridian MV Chicago, LLC

Balance Sheets

For The Years Ended December 31, 2023 and 2022

As of December 31,	2023	2022
(USD $ in Dollars)
ASSETS
Current Assets:
Cash & Cash Equivalents	$523,557	$379,942
Accounts Receivable	59,128	58,500
Total Current Assets	582,685	438,442

Property and Equipment, net	14,061,124	14,794,160
Land	3,436,860	3,436,860

Total Assets	$18,080,669	$18,669,462

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$264,914	$86,770
Loans and Promissory Notes, current portion	483,800	488,301
Other Current Liabilities	227,631	268,615
Total Current Liabilities	976,345	843,686

Loans and Promissory Notes, net of current portion	16,727,352	17,146,679
Total Liabilities	17,703,697	17,990,365

MEMBERS’ EQUITY
Members’ Equity	420,938	723,063
Syndication Costs	(43,966)	(43,966)
Total Members’ Equity	376,972	679,097

Total Liabilities And Members’ Equity	$18,080,669	$18,669,462

See accompanying notes to financial statements.

Meridian MV Chicago, LLC

Statements of Operations

For The Years Ended December 31, 2023 and 2022

For Fiscal Year Ended December 31,	2023	2022
(USD $ in Dollars)
Revenue
Rental Income	$2,204,473.00	$2,196,605.00

Expenses
Depreciation and Amortization	797,508	797,566
Interest Expense	665,940	684,070
Property Operating Costs	113,005	179,098
Management Fees	50,004	50,004
Legal and Accounting	8,579	9,850
General and Administrative	61,768	34,348
Total Expenses	1,696,804	1,754,936

Net Income	$507,669	$441,669

See accompanying notes to financial statements.

Meridian MV Chicago, LLC

Statements of Changes in Members’ Equity

For The Years Ended December 31, 2023 and 2022

(in , $US)
Balance—December 31, 2021	$1,145,764
Capital Distribution	(864,370)
Net Income	441,669
Balance—December 31, 2022	$723,063
Capital Distribution	(809,794)
Net Income	507,669
Balance—December 31, 2023	$420,938

See accompanying notes to financial statements.

Meridian MV Chicago, LLC

Statements Of Cash Flows

For The Years Ended December 31, 2023 and 2022

As of December 31,	2023	2022
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$507,669	$441,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	797,508	797,566
Changes in operating assets and liabilities:
Accounts Receivable	(628)	42,722
Accounts Payable	178,144	3,845
Other Current Liabilities	(40,983)	(28,764)
Net Cash Provided By Operating Activities	1,441,710	1,257,038

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-	-
Net Cash Used In Investing Activities	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Capital Distribution	(809,794)	(864,370)
Borrowing on Promissory Notes and Loans	(488,301)	(471,740)
Net Cash Used In Financing Activities	(1,298,095)	(1,336,110)

Change In Cash and Cash Equivalents	143,615	(79,073)
Cash and Cash Equivalents—Beginning Of Year	379,942	459,015
Cash and Cash Equivalents—End Of Year	$523,557	$379,942

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During The Year For Interest	$665,940	$684,070

See accompanying notes to financial statements.

Meridian MV Chicago, LLC

Notes to Financial Statements

For The Years Ended December 31, 2023 And 2022

1.	NATURE OF OPERATIONS

Meridian MV Chicago, LLC was formed on October 25, 2017, in the State of Texas. The financial statements of Meridian MV Chicago, LLC (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Dallas, Texas.

Meridian MV Chicago, LLC is a Texas limited liability company formed for the sole purpose of acquiring, renovating, leasing, and eventually selling or liquidating a 65,000-square-foot, state-of-the-art veterinary specialty hospital.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP” and “US GAAP”).

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with US GAAP and the Company has adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks, cash on hand, and all highly liquid investments with original maturities of three months or less at the time of purchase. As of December 31, 2023, the Company’s cash & cash equivalents exceeded FDIC-insured limits by $47,657, while as of December 31, 2022, the Company’s cash & cash equivalents did not exceed FDIC-insured limits.

Concentration of Credit Risk

The Company is subject to concentrations of credit risks primarily from cash, cash equivalents, and notes receivable. At various times during the years, the Company may have bank deposits in excess of Federal Deposit Insurance Corporation insurance limits. Management believes any credit risk is low due to the overall financial strength of the financial institutions. Accounts receivable consist of uncollateralized receivables from customers/clients primarily located throughout the United States of America.

Accounts Receivable

Accounts receivable are carried net of allowance for expected credit losses. The allowance for expected credit losses is increased by provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience, and other pertinent factors.

Meridian MV Chicago, LLC

Notes to Financial Statements

For The Years Ended December 31, 2023 And 2022

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses.”. This ASU, and the related ASUs issued subsequently by the FASB, introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases, and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information, and reasonable supportable forecasts.

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements. As of December 31, 2023, and 2022, the Company determined that no allowance for expected credit loss was necessary.

Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, major renewals, and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in statements of operations.

Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on a straight-line basis over either the useful life of the improvement or the remainder of the related lease term, whichever is shorter.

Estimated useful lives for property and equipment are as follows:

Category	Useful Life
Buildings	40 years
Furniture and Fixtures	15 years
Equipment	5-7 years

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. The measurement of the impairment for long-lived assets is based on the asset’s estimated fair value. No such impairment was recorded for the year ended December 31, 2023 and 2022.

Rental Income – Lessor Accounting

All leases on our properties are classified as noncancelable operating leases, and the related rental income is recognized on a straight-line basis over the terms of the related leases. Differences between rental income earned and amounts due per the respective lease agreements are capitalized or charged, as applicable, to accrued rents and accounts receivable. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. We combine lease and non-lease components in lease contracts, which include combining base rent, recoveries, and percentage rents into a single line item, Rental, within the statements of operations.

Meridian MV Chicago, Llc

Notes to Financial Statements

For The Years Ended December 31, 2023 And 2022

Income Taxes

The Company has been organized as a limited liability company and has elected to be taxed as a partnership, which is not a tax-paying entity for federal income tax purposes, and therefore, no provision for federal income taxes is reflected in its records. The income or loss of the limited liability company is passed through to the members and reported on their individual income tax returns.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3 — Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through January 29, 2025, which is the date the financial statements were available to be issued.

Recently Issued and Adopted Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us, or (iv) are not expected to have a significant impact on our financial statements.

Meridian MV Chicago, LLC

Notes to financial statements

For The Years Ended December 31, 2023 and 2022

3.	DETAILS OF CERTAIN ASSETS AND LIABILITIES

Accounts receivable comprise primarily of trade receivables, while accounts payable comprise primarily of trade payables. Other current liabilities comprise accrued expenses.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of:

As of Year Ended December 31,	2023	2022
Buildings	$20,918,059	$20,918,059
Property and Equipment, at cost	20,918,059	20,918,059
Accumulated depreciation	(6,856,935)	(6,123,899)
Property and Equipment, net	$14,061,124	$14,794,160

Depreciation expenses for the years ended December 31, 2023, and 2022 were $733,036 and $733,094, respectively.

5.	MEMBERS’ EQUITY

The ownership percentages of the members as of December 31, 2023 are as follows:

Member’s Name	Ownership Percentage
Clements Family Investments, LLC	11.9%
James Carry	6.0%
Paramount Investments	6.0%
Clariot New Albany, LLC	6.0%
Others	70.1%
Total	100.0%

6.	DEBT

The Company had outstanding term loans/ notes payables with varying maturities. Details of loans outstanding are as follows:

	Maturity	Effective	As of December 31,
Instrument Type	year	Interest Rate	2023	2022
Promisory note			$17,211,152	$17,634,980
			17,211,152	17,634,980
Less: Debt Issuance Costs			-	-
Total Notes Payable, net			17,211,152	17,634,980
Less: Current Portion, net	2044	3.7%	(483,800)	(488,301)
Notes Payable, net			$16,727,352	$17,146,679

Meridian MV Chicago, LLC

Notes to Financial Statements

For The Years Ended December 31, 2023 and 2022

As of December 31, 2023, the maturities of long-term borrowings are as follows:

As of December 31,	2023
2024	483,800
2025	504,267
2026	523,671
2027	543,822
2028	563,119
Thereafter	14,592,473
Total Maturities Of Long-Term Borrowings	17,211,152
Less: Current Portion of Long-Term Borrowings	(483,800)
Long-Term Borrowings	$16,727,352

7.	RELATED PARTY TRANSACTIONS

In 2023 and 2022, Meridian Realty Advisors, L.P., a related party through common ownership, provided services to the Company. During both years ended December 31, 2023, and 2022, the Company incurred expenses in the amount of $50,004, which is included in management fees in the statements of income and comprehensive income.

8.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to various local, state, and federal regulations. Failure to comply with these requirements may result in fines, penalties, restrictions on operations, or loss of permits, which will have an adverse impact on the Company’s operations and might result in an outflow of economic resources.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2023 and December 31, 2022 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2023, through January 29, 2025, which is the issuance date of these financial statements.

There have been no events or transactions during this time which would have a material effect on these financial statements.

Meridian MV Chicago, LLC

Balance Sheet

As of December 31, 2023

ASSETS
Partnership - Checking I	$204,956
Operating Account	$201,602
Escrow - Tax	$96,055
Escrow - Replacement Reserve	$20,944
Total Cash and Cash Equivalents	$523,557

Accounts Receivable - Other	$59,128
Total Accounts Receivable	$59,128

Land	$3,436,860
Land Basis Adjustment	$522,633
Buildings	$20,804,548
Buildings Improvement	$113,511
Buildings Basis Adjustment	$3,161,474
Accumulated Depreciation	$(7,418,808)
Total Fixed Assets	$20,620,218

Syndication Costs	$43,966
Loan Costs	$451,306
Accumulated Amortization - Loan	$(279,380)
Capitalized Leasing Costs	$50,814
Accumulated Amortization - Capital Lease	$(9,147)
Total Other Assets	$257,559

TOTAL ASSETS	$21,460,462

LIABILITIES
Prepaid Rent Liability	$190,113
Accounts Payable - Other	$74,801
Total Accounts Payable	$264,914

Accrued Property Taxes	$164,000
Accrued Interest Expense	$55,819
Total Accrued Expenses	$219,819

Security Deposit Payable	$7,813
Total Other Liabilities	$7,813

Bank Loan Payable	$17,383,078
Total Notes Payable	$17,383,078

EQUITY
Retained Earnings	$(330,093)
Equity - Outside Interest	$3,584,838
Current Year Income/Loss	$330,093
Total Equity	$3,584,838

TOTAL LIABILITIES & EQUITY	$21,460,462

Meridian MV Chicago, LLC

Profit & Loss

As of December 31, 2023

	MTD	YTD
REVENUE

Revenue
Rental Income	176,027	2,087,135
Rental Income - Additional	14,715	178,069
Rental Income - Pass Through Adj. Prior Year	(60,731)	(60,731)
	130,010	2,204,473

EXPENSES

Payroll Expenses

Administrative and Office
Bank Fees	516	6,696
	516	6,696

Travel
Meals	0	110
	0	110

Insurance
Liability Insurance	573	4,333
	573	4,333

Management Fees
Asset Management Fees	4,167	50,004
	4,167	50,004

Professional Fees
Accounting Fees	0	8,150
Professional Fees	0	24,515
Legal Expense	0	429
Registered Agents Fees	0	429
	0	33,523

Repairs & Maintenance

Utilities & Services
Water	1,141	9,736
	1,141	9,736

OSHA Safety

Janitorial

Computer & Telephone
Software Support	0	7,154
Computer Software	300	3,450
	300	10,604

Taxes & Fees
Annual Filing Fees	0	77
	(9,794)	77

Real Estate Taxes
Property Taxes	(47,731)	103,269
	(47,731)	103,269

Miscellaneous
Bad Debt Expense	0	4
Charitable Contributions	0	15,000
	0	15,004

Rent Expense

Total Operating Expenses	(50,827)	233,356

EBITDA	180,837	1,971,116

Bank Interest	55,819	665,940
	55,819	665,940

EBTDA	125,018	1,305,177

Depreciation Expense	75,918	908,579
Amortization Expense	5,542	66,505
	81,460	975,084

NET INCOME(LOSS)	43,558	330,093

Meridian MV Chicago, LLC

Profit & Loss - Trailing 12 Months

As of December 31, 2023

	01-2023	02-2023	03-2023	04-2023	05-2023	06-2023	07-2023	08-2023	09-2023	10-2023	11-2023	12-2023	Total
REVENUE

Revenue
Rental Income	171,774	171,774	171,774	171,774	171,940	171,940	176,027	176,027	176,027	176,027	176,027	176,027	2,087,135
Rental Income - Additional	18,287	18,287	14,087	14,087	14,087	14,087	14,087	14,087	14,087	14,087	14,087	14,715	178,069
Rental Income - Pass Through Adj. Prior Year	0	0	0	0	0	0	0	0	0	0	0	(60,731)	(60,731)
	190,061	190,061	185,860	185,860	186,026	186,026	190,113	190,113	190,113	190,113	190,113	130,010	2,204,473

EXPENSES

Payroll Expenses

Administrative and Office
Bank Fees	481	458	463	485	510	494	508	504	488	1,266	524	516	6,696
	481	458	463	485	510	494	508	504	488	1,266	524	516	6,696

Travel
Meals	0	0	0	0	0	0	0	110	0	0	0	0	110
	0	0	0	0	0	0	0	110	0	0	0	0	110

Insurance
Liability Insurance	380	380	333	333	333	333	333	333	333	333	333	573	4,333
	380	380	333	333	333	333	333	333	333	333	333	573	4,333

Management Fees
Asset Management Fees	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,004
	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,004

Professional Fees
Accounting Fees	0	0	0	8,150	0	0	0	0	0	0	0	0	8,150
Professional Fees	0	0	0	0	0	0	23,329	0	0	0	1,186	0	24,515
Legal Expense	0	0	0	0	0	429	0	0	0	0	0	0	429
Registered Agents Fees	0	0	0	0	0	0	0	0	429	0	0	0	429
	0	0	0	8,150	0	429	23,329	0	429	0	1,186	0	33,523

Repairs & Maintenance

Utilities & Services
Water	907	907	753	753	753	753	753	753	753	753	753	1,141	9,736
	907	907	753	753	753	753	753	753	753	753	753	1,141	9,736

OSHA Safety

Janitorial

Computer & Telephone
Software Support	0	0	0	0	0	0	0	0	0	0	7,154	0	7,154
Computer Software	250	250	250	300	300	300	300	300	300	300	300	300	3,450
	250	250	250	300	300	300	300	300	300	300	7,454	300	10,604

Taxes & Fees
Annual Filing Fees	0	0	0	0	0	0	0	0	0	77	0	0	77
	0	0	0	9,794	0	0	0	0	0	77	0	(9,794)	77

Real Estate Taxes
Property Taxes	17,000	17,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	(47,731)	103,269
	17,000	17,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	(47,731)	103,269

Miscellaneous
Bad Debt Expense	0	0	1	0	0	0	0	0	0	0	0	0	4
Charitable Contributions	0	0	0	5,000	0	0	0	0	10,000	0	0	0	15,000
	0	0	1	5,000	0	0	0	0	10,000	0	0	0	15,004

Rent Expense

Total Operating Expenses	23,186	23,163	18,967	41,983	19,063	19,477	42,391	19,168	29,471	19,897	27,418	(50,827)	233,356

EBITDA	166,875	166,899	166,893	143,878	166,963	166,550	147,722	170,945	160,643	170,216	162,695	180,837	1,971,116

Bank Interest	57,286	51,613	57,013	55,063	56,794	54,798	56,494	56,365	54,441	56,077	54,177	55,819	665,940
	57,286	51,613	57,013	55,063	56,794	54,798	56,494	56,365	54,441	56,077	54,177	55,819	665,940

EBTDA	109,589	115,286	109,880	88,814	110,169	111,752	91,228	114,580	106,202	114,139	108,519	125,018	1,305,177

Depreciation Expense	75,696	75,696	75,696	75,696	75,696	75,696	75,696	75,696	75,696	75,696	75,696	75,918	908,579
Amortization Expense	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	66,505
	81,239	81,239	81,239	81,239	81,239	81,239	81,239	81,239	81,239	81,239	81,239	81,460	975,084

NET INCOME(LOSS)	28,351	34,047	28,642	7,576	28,930	30,513	9,989	33,342	24,964	32,901	27,280	43,558	330,093

Meridian MV Chicago, LLC

Summary Trial Balance

As of December 31, 2023

Account Name	Beg. Balance	Debits	Credits	End Balance
Partnership - Checking I	$227,106	$1,001,551	$1,023,702	$204,956
Operating Account	$36,388	$3,821,017	$3,655,803	$201,602
Escrow - Tax	$108,450	$168,633	$181,028	$96,055
Escrow - Replacement Reserve	$7,997	$12,947	$-	$20,944
Total Cash and Cash Equivalents	$379,942	$5,004,147	$4,860,532	$523,557

Accounts Receivable	$(16,504)	$2,804,646	$2,978,255	$(190,113)
Accounts Receivable - Other	$58,500	$628	$-	$59,128
Total Accounts Receivable	$41,996	$2,805,274	$2,978,255	$(130,985)

Land	$3,436,860	$-	$-	$3,436,860
Land Basis Adjustment	$522,633	$-	$-	$522,633
Buildings	$20,804,548	$-	$-	$20,804,548
Buildings Improvement	$113,511	$-	$-	$113,511
Buildings Basis Adjustment	$3,161,474	$-	$-	$3,161,474
Accumulated Depreciation	$(6,510,229)	$-	$908,579	$(7,418,808)
Total Fixed Assets	$21,528,797	$-	$908,579	$20,620,218

Syndication Costs	$43,966	$-	$-	$43,966
Loan Costs	$451,306	$-	$-	$451,306
Accumulated Amortization - Loan	$(214,908)	$-	$64,472	$(279,380)
Capitalized Leasing Costs	$50,814	$-	$-	$50,814
Accumulated Amortization - Capital Lease	$(7,114)	$-	$2,033	$(9,147)
Total Other Assets	$324,064	$-	$66,505	$257,559

TOTAL ASSETS	$22,274,798	$8,351,480	$9,355,929	$21,270,349

Accounts Payable - Other	$70,266	$122,241	$126,776	$74,801
Total Accounts Payable	$70,266	$838,672	$843,207	$74,801

Accrued Property Taxes	$203,400	$207,885	$168,485	$164,000
Accrued Interest Expense	$57,402	$795,093	$793,510	$55,819
Total Accrued Expenses	$260,802	$1,002,977	$961,994	$219,819

Security Deposit Payable	$7,813	$-	$-	$7,813
Total Other Liabilities	$7,813	$-	$-	$7,813

Bank Loan Payable	$17,871,380	$569,058	$80,756	$17,383,078
Total Notes Payable	$17,871,380	$569,058	$80,756	$17,383,078

Retained Earnings	$-	$2,087,135	$1,757,042	$(330,093)
Equity - Outside Interests	$565,050	$507,412	$330,093	$387,732
Meridian Chicago Vet Investors, LLC	$3,499,488	$302,381	$-	$3,197,107
Current Year Income/Loss	$-	$3,547,144	$3,877,237	$330,093
Total Equity	$4,064,538	$6,444,072	$5,964,372	$3,584,838

TOTAL LIABILITIES & EQUITY	$22,274,798	$8,854,778	$7,850,329	$21,270,349

Rental Income	$-	$5,566	$2,092,701	$2,087,135
Rental Income - Additional	$-	$-	$178,069	$178,069
Rental Income - Pass Through Adj. Prior Year	$-	$60,731	$-	$(60,731)
Total Revenue	$-	$66,297	$2,270,770	$2,204,473

Bank Fees	$-	$6,696	$-	$6,696
Meals	$-	$110	$-	$110
Liability Insurance	$-	$4,427	$93	$4,333
Asset Management Fees	$-	$50,004	$-	$50,004
Accounting Fees	$-	$8,150	$-	$8,150
Professional Fees	$-	$24,515	$-	$24,515
Legal Expense	$-	$429	$-	$429
Registered Agents Fees	$-	$429	$-	$429
Water	$-	$10,044	$308	$9,736
Software Support	$-	$7,154	$-	$7,154
Computer Software	$-	$3,450	$-	$3,450
Annual Filing Fees	$-	$77	$-	$77
Property Taxes	$-	$164,000	$60,731	$103,269
Bad Debt Expense	$-	$5	$0	$4
Charitable Contributions	$-	$15,000	$-	$15,000
Bank Interest	$-	$2,201,480	$1,535,540	$665,940
Depreciation Expense	$-	$908,579	$-	$908,579
Amortization Expense	$-	$66,505	$-	$66,505
Total Expenses	$-	$3,480,847	$1,606,467	$1,874,380

NET INCOME	$-	$(3,414,550)	$664,303	$330,093

Meridian MV Chicago, LLC

Cash Flow Statement

For the Period Ending December 31, 2023

	Month to Date	Year to Date
Operating Activities, Cash Flows Provided by or Used in:
Net Income	43,558	330,093
Depreciation and Amortization	81,460	975,084
Decrease (Increase) in Accounts Receivable	(6,194)	172,981
Increase (Decrease) in Accounts Payable	62,446	4,535
Increase (Decrease) in Accrued Expenses	(46,089)	(40,983)
Net Cash Flows From Operating Activities	135,181	1,441,709

Investing Activities, Cash Flows Provided by or Used in:

Financing Activities, Cash Flows Provided by or Used in:
Contributions/(Distributions)	320,299	(479,700)
Loans	(41,679)	(488,301)
Net Cash Flows from Financing Activities	278,620	(968,001)

Net Increase (Decrease) in Cash and Cash Equivalents:	413,801	473,708

Cash at Beginning	439,849	379,942
Cash at End	523,557	523,557
	83,708	143,615

Property Name:		Meridian MV Chicago, LLC				Loan #	00529033840-78573		All columns must be completed for all units								Tenant In	Renewal Options Notes
Rent Roll As of Date		06/30/25	Commercial Rent Roll								Building Square Footage			64,718			Possession of Space, Open for	Comments (Rent Increases,
Occupany Status Vacant / Occupied / Down	Unit # / Suite #	Tenant Name	Lease Type - use drop down	Tenant Type - use drop down	Square Footage	% of Total Square Footage	Base Monthly Rent	Monthly Reimbursement	Other Income	Common Area Maintenance Charges	Real Estate Taxes (Paid by Tenant)	Other Charges	Security Deposit provided by Tenant to Landlord	Lease Start Date	Move-In Date	Lease Expiration Date	Business and Paying Rent (Yes / No)	Extention Options, CAMS, % of Sales, etc.)
Occupied	Bldg 1	MedVet Associates	NNN	Office	60,968	94.206%	$171,759.08	$13,800.00	$-	$-	$13,800.00	$-	$-	07/01/19	07/01/19	06/30/34	YES	Annual escalation at 2.50%; two (2) five year extensions.
Occupied	Bldg 1	Pathway Vet Alliance	NNN	Office	3,750	5.794%	$8,798.14	$2,503.00	$-	$903.00	$1,200.00	$400.00	$7,812.50	05/13/19	05/13/19	04/30/29	YES	Annual escalation at 2.00%; two (2) five year extensions.
		TOTALS			64,718	100.000%	$180,557.22	$16,303.00	$-	$903.00	$15,000.00	$400.00	$7,812.50

Meridian MV Chicago, LLC

Balance Sheet

As of December 31, 2024

ASSETS
Partnership - Checking I	$11,081
Operating Account	$412,031
Escrow - Tax	$37,334
Escrow - Replacement Reserve	$33,891
Total Cash and Cash Equivalents	$494,337

Accounts Receivable - Other	$58,500
Total Accounts Receivable	$58,500

Land	$3,436,860
Land Basis Adjustment	$522,633
Buildings	$20,804,548
Buildings Improvement	$113,511
Buildings Basis Adjustment	$3,161,474
Accumulated Depreciation	$(8,118,664)
Total Fixed Assets	$19,920,362

Syndication Costs	$43,966
Loan Costs	$451,306
Accumulated Amortization - Loan	$(343,852)
Capitalized Leasing Costs	$50,814
Accumulated Amortization - Capital Lease	$(11,180)
Total Other Assets	$191,054

TOTAL ASSETS	$20,664,252

LIABILITIES
Accounts Payable	$77
Prepaid Rent Liability	$194,875
Accounts Payable - Other	$34,699
Total Accounts Payable	$229,651

Accrued Property Taxes	$156,000
Accrued Interest Expense	$53,726
Total Accrued Expenses	$209,726

Security Deposit Payable	$7,813
Total Other Liabilities	$7,813

Bank Loan Payable	$16,877,995
Total Notes Payable	$16,877,995

EQUITY
Retained Earnings	$(590,803)
Equity - Outside Interest	$3,339,069
Current Year Income/Loss	$590,803
Total Equity	$3,339,069

TOTAL LIABILITIES & EQUITY	$20,664,252

Meridian MV Chicago, LLC

Profit & Loss

As of December 31, 2024

	MTD	YTD
REVENUE

Revenue
Rental Income	180,385	2,138,806
Rental Income - Additional	12,916	171,500
Rental Income - Pass Through Adj. Prior Year	(17,626)	(17,626)
	175,675	2,292,680

EXPENSES

Payroll Expenses

Administrative and Office
Bank Fees	519	6,146
Administrative Expense	750	6,750
	1,269	12,896

Travel
Meals	0	4,755
	0	4,755

Insurance
Liability Insurance	765	4,735
	765	4,735

Management Fees
Asset Management Fees	4,167	50,004
	4,167	50,004

Professional Fees
Accounting Fees	0	13,875
Professional Fees	0	3,675
Consulting Fees	5,000	5,000
Legal Expense	0	27,241
Registered Agents Fees	0	449
	5,000	50,240

Repairs & Maintenance

Utilities & Services
Water	(849)	10,765
	(849)	10,765

OSHA Safety

Janitorial

Computer & Telephone
Software Support	0	6,698
Computer Software	300	3,600
	300	10,298

Taxes & Fees
Annual Filing Fees	77	77
	(11,496)	77

Real Estate Taxes
Property Taxes	(4,626)	138,374
	(4,626)	138,374

Miscellaneous
Bad Debt Expense	0	2
Charitable Contributions	0	5,000
	0	5,002

Rent Expense

Total Operating Expenses	(5,470)	287,146

EBITDA	181,145	2,005,534

Bank Interest	53,726	648,370
	53,726	648,370

EBTDA	127,419	1,357,165

Depreciation Expense	58,483	699,856
Amortization Expense	5,542	66,505
	64,025	766,361

NET INCOME(LOSS)	63,395	590,803

Meridian MV Chicago, LLC

Profit & Loss - Trailing 12 Months

As of December 31, 2024

	01-2024	02-2024	03-2024	04-2024	05-2024	06-2024	07-2024	08-2024	09-2024	10-2024	11-2024	12-2024	Total
REVENUE

Revenue
Rental Income	176,027	176,027	176,027	176,027	176,195	176,195	180,385	180,385	180,385	180,385	180,385	180,385	2,138,806
Rental Income - Additional	14,087	14,087	14,490	14,490	14,490	14,490	14,490	14,490	14,490	14,490	14,490	12,916	171,500
Rental Income - Pass Through Adj. Prior Year	0	0	0	0	0	0	0	0	0	0	0	(17,626)	(17,626)
	190,113	190,113	190,517	190,517	190,685	190,685	194,875	194,875	194,875	194,875	194,875	175,675	2,292,680

EXPENSES

Payroll Expenses

Administrative and Office
Bank Fees	506	530	495	487	513	493	507	529	517	520	530	519	6,146
Administrative Expense	0	0	0	750	750	750	750	750	750	750	750	750	6,750
	506	530	495	1,237	1,263	1,243	1,257	1,279	1,267	1,270	1,280	1,269	12,896

Travel
Meals	0	0	0	0	0	0	0	0	0	4,755	0	0	4,755
	0	0	0	0	0	0	0	0	0	4,755	0	0	4,755

Insurance
Liability Insurance	333	333	367	367	367	367	367	367	367	367	367	765	4,735
	333	333	367	367	367	367	367	367	367	367	367	765	4,735

Management Fees
Asset Management Fees	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,004
	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,004

Professional Fees
Accounting Fees	0	0	0	0	13,875	0	0	0	0	0	0	0	13,875
Professional Fees	0	0	0	0	0	0	0	3,675	0	0	0	0	3,675
Consulting Fees	0	0	0	0	0	0	0	0	0	0	0	5,000	5,000
Legal Expense	0	5,713	0	20,054	0	0	0	0	1,475	0	0	0	27,241
Registered Agents Fees	0	0	0	0	0	0	0	0	449	0	0	0	449
	0	5,713	0	20,054	13,875	0	0	3,675	1,924	0	0	5,000	50,240

Repairs & Maintenance

Utilities & Services
Water	753	753	1,123	1,123	1,123	1,123	1,123	1,123	1,123	1,123	1,123	(849)	10,765
	753	753	1,123	1,123	1,123	1,123	1,123	1,123	1,123	1,123	1,123	(849)	10,765

OSHA Safety

Janitorial

Computer & Telephone
Software Support	0	0	0	0	0	0	0	0	0	0	6,698	0	6,698
Computer Software	300	300	300	300	300	300	300	300	300	300	300	300	3,600
	300	300	300	300	300	300	300	300	300	300	6,998	300	10,298

Taxes & Fees
Annual Filing Fees	0	0	0	0	0	0	0	0	0	0	0	77	77
	0	0	0	11,573	0	0	0	0	0	0	0	(11,496)	77

Real Estate Taxes
Property Taxes	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	(4,626)	138,374
	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	13,000	(4,626)	138,374

Miscellaneous
Bad Debt Expense	0	0	0	0	0	0	0	0	0	0	0	0	2
Charitable Contributions	0	0	0	0	0	0	0	0	5,000	0	0	0	5,000
	0	0	0	0	0	0	0	0	5,000	0	0	0	5,002

Rent Expense

Total Operating Expenses	19,060	24,797	19,452	51,821	34,095	20,200	20,214	23,911	27,148	24,982	26,935	(5,470)	287,146

EBITDA	171,053	165,317	171,065	138,695	156,590	170,485	174,661	170,964	167,727	169,893	167,939	181,145	2,005,534

Bank Interest	55,695	52,000	55,413	53,514	55,164	53,279	54,868	54,758	52,838	54,532	52,583	53,726	648,370
	55,695	52,000	55,413	53,514	55,164	53,279	54,868	54,758	52,838	54,532	52,583	53,726	648,370

EBTDA	115,358	113,316	115,652	85,181	101,426	117,206	119,793	116,206	114,888	115,361	115,356	127,419	1,357,165

Depreciation Expense	58,307	58,307	58,307	58,307	58,307	58,307	58,307	58,307	58,307	58,307	58,307	58,483	699,856
Amortization Expense	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	66,505
	63,849	63,849	63,849	63,849	63,849	63,849	63,849	63,849	63,849	63,849	63,849	64,025	766,361

NET INCOME(LOSS)	51,510	49,468	51,803	21,332	37,577	53,357	55,944	52,358	51,040	51,512	51,507	63,395	590,803

Meridian MV Chicago, LLC

Summary Trial Balance

As of December 31, 2024

Account Name	Beg. Balance	Debits	Credits	End Balance
Partnership - Checking I	$204,956	$853,000	$1,046,875	$11,081
Operating Account	$201,602	$3,223,805	$3,013,376	$412,031
Escrow - Tax	$96,055	$196,617	$255,338	$37,334
Escrow - Replacement Reserve	$20,944	$14,026	$1,079	$33,891
Total Cash and Cash Equivalents	$523,557	$4,287,448	$4,316,669	$494,337

Accounts Receivable	$(190,113)	$2,496,227	$2,500,989	$(194,875)
Accounts Receivable - Other	$59,128	$628	$1,257	$58,500
Total Accounts Receivable	$(130,985)	$2,496,856	$2,502,246	$(136,375)

Land	$3,436,860	$-	$-	$3,436,860
Land Basis Adjustment	$522,633	$-	$-	$522,633
Buildings	$20,804,548	$-	$-	$20,804,548
Buildings Improvement	$113,511	$-	$-	$113,511
Buildings Basis Adjustment	$3,161,474	$-	$-	$3,161,474
Accumulated Depreciation	$(7,418,808)	$-	$699,856	$(8,118,664)
Total Fixed Assets	$20,620,218	$-	$699,856	$19,920,362

Syndication Costs	$43,966	$-	$-	$43,966
Loan Costs	$451,306	$-	$-	$451,306
Accumulated Amortization - Loan	$(279,380)	$-	$64,472	$(343,852)
Capitalized Leasing Costs	$50,814	$-	$-	$50,814
Accumulated Amortization - Capital Lease	$(9,147)	$-	$2,033	$(11,180)
Total Other Assets	$257,559	$-	$66,505	$191,054

TOTAL ASSETS	$21,270,349	$7,301,813	$8,102,785	$20,469,377

Accounts Payable	$-	$727,930	$728,007	$77
Accounts Payable - Other	$74,801	$76,375	$36,273	$34,699
Total Accounts Payable	$74,801	$804,304	$764,280	$34,776

Accrued Property Taxes	$164,000	$164,000	$156,000	$156,000
Accrued Interest Expense	$55,819	$650,463	$648,370	$53,726
Total Accrued Expenses	$219,819	$814,463	$804,370	$209,726

Security Deposit Payable	$7,813	$-	$-	$7,813
Total Other Liabilities	$7,813	$-	$-	$7,813

Bank Loan Payable	$17,383,078	$505,084	$-	$16,877,995
Total Notes Payable	$17,383,078	$505,084	$-	$16,877,995

Retained Earnings	$-	$2,586,594	$1,995,791	$(590,803)
Equity - Outside Interests	$387,732	$627,897	$693,958	$453,792
Meridian Chicago Vet Investors, LLC	$3,197,107	$311,830	$-	$2,885,276
Current Year Income/Loss	$-	$3,017,140	$3,607,943	$590,803
Total Equity	$3,584,838	$6,543,461	$6,297,692	$3,339,069

TOTAL LIABILITIES & EQUITY	$21,270,349	$8,667,313	$7,866,341	$20,469,377

Rental Income	$-	$-	$2,138,806	$2,138,806
Rental Income - Additional	$-	$3,228	$174,728	$171,500
Rental Income - Pass Through Adj. Prior Year	$-	$17,626	$-	$(17,626)
Total Revenue	$-	$20,854	$2,313,534	$2,292,680

Bank Fees	$-	$6,146	$-	$6,146
Meals	$-	$4,755	$-	$4,755
Liability Insurance	$-	$4,735	$-	$4,735
Asset Management Fees	$-	$50,004	$-	$50,004
Accounting Fees	$-	$13,875	$-	$13,875
Professional Fees	$-	$3,675	$-	$3,675
Consulting Fees	$-	$5,000	$-	$5,000
Legal Expense	$-	$27,241	$-	$27,241
Registered Agents Fees	$-	$449	$-	$449
Administrative Expense	$-	$6,750	$-	$6,750
Water	$-	$12,737	$1,972	$10,765
Software Support	$-	$6,698	$-	$6,698
Computer Software	$-	$3,600	$-	$3,600
Annual Filing Fees	$-	$77	$-	$77
Property Taxes	$-	$156,000	$17,626	$138,374
Bad Debt Expense	$-	$2	$-	$2
Charitable Contributions	$-	$5,000	$-	$5,000
Bank Interest	$-	$1,911,608	$1,263,238	$648,370
Depreciation Expense	$-	$699,856	$-	$699,856
Amortization Expense	$-	$66,505	$-	$66,505
Total Expenses	$-	$2,996,286	$1,294,409	$1,701,877

NET INCOME	$-	$(2,975,431)	$1,019,125	$590,803

Meridian MV Chicago, LLC

Cash Flow Statement

For the Period Ending December 31, 2024

	Month to Date	Year to Date
Operating Activities, Cash Flows Provided by or Used in:
Net Income	63,395	590,803
Depreciation and Amortization	64,025	766,361
Decrease (Increase) in Accounts Receivable	183,719	5,390
Increase (Decrease) in Accounts Payable	12,494	(40,025)
Increase (Decrease) in Accrued Expenses	(3,483)	(10,093)
Net Cash Flows From Operating Activities	320,149	1,312,436

Investing Activities, Cash Flows Provided by or Used in:

Financing Activities, Cash Flows Provided by or Used in:
Contributions/(Distributions)	(11,573)	(836,573)
Loans	(43,325)	(505,084)
Net Cash Flows from Financing Activities	(54,898)	(1,341,657)

Net Increase (Decrease) in Cash and Cash Equivalents:	265,252	(29,220)

Cash at Beginning	229,085	523,557
Cash at End	494,337	494,337
	265,252	(29,220)

Property Name:		Meridian MV Chicago, LLC				Loan #	00529033840-78573		All columns must be completed for all units									Renewal
Rent Roll As of Date		06/30/25	Commercial Rent Roll								Building Square Footage			64,718			Tenant In Possession of Space, Open for	Options Notes Comments (Rent Increases,
Occupany Status Vacant / Occupied / Down	Unit # / Suite #	Tenant Name	Lease Type - use drop down	Tenant Type - use drop down	Square Footage	% of Total Square Footage	Base Monthly Rent	Monthly Reimbursement	Other Income	Common Area Maintenance Charges	Real Estate Taxes (Paid by Tenant)	Other Charges	Security Deposit provided by Tenant to Landlord	Lease Start Date	Move-In Date	Lease Expiration Date	Business and Paying Rent (Yes / No)	Extention Options, CAMS, % of Sales, etc.)
Occupied	Bldg 1	MedVet Associates	NNN	Office	60,968	94.206%	$171,759.08	$13,800.00	$-	$-	$13,800.00	$-	$-	07/01/19	07/01/19	06/30/34	YES	Annual escalation at 2.50%; two (2) five year extensions.
Occupied	Bldg 1	Pathway Vet Alliance	NNN	Office	3,750	5.794%	$8,798.14	$2,503.00	$-	$903.00	$1,200.00	$400.00	$7,812.50	05/13/19	05/13/19	04/30/29	YES	Annual escalation at 2.00%; two (2) five year extensions.
		TOTALS			64,718	100.000%	$180,557.22	$16,303.00	$-	$903.00	$15,000.00	$400.00	$7,812.50

Meridian MV Chicago, LLC

Balance Sheet

As of September 30, 2025

ASSETS
Partnership - Checking I	$67,047
Operating Account	$298,631
Escrow - Tax	$80,150
Escrow - Replacement Reserve	$42,522
Total Cash and Cash Equivalents	$488,350

Accounts Receivable - Other	$58,500
Total Accounts Receivable	$58,500

Land	$3,436,860
Land Basis Adjustment	$522,633
Buildings	$20,804,548
Buildings Improvement	$113,511
Buildings Basis Adjustment	$3,161,474
Accumulated Depreciation	$(8,497,543)
Total Fixed Assets	$19,541,483

Syndication Costs	$43,966
Loan Costs	$451,306
Accumulated Amortization - Loan	$(392,206)
Capitalized Leasing Costs	$50,814
Accumulated Amortization - Capital Lease	$(12,704)
Total Other Assets	$141,175

TOTAL ASSETS	$20,229,508

LIABILITIES
Accounts Payable	$471
Prepaid Rent Liability	$204,302
Accounts Payable - Other	$12,103
Total Accounts Payable	$216,876

Accrued Property Taxes	$206,494
Accrued Interest Expense	$51,333
Total Accrued Expenses	$257,827

Security Deposit Payable	$7,813
Total Other Liabilities	$7,813

Bank Loan Payable	$16,488,071
Total Notes Payable	$16,488,071

EQUITY
Equity - Outside Interest	$2,689,069
Current Year Income/Loss	$569,853
Total Equity	$3,258,921

TOTAL LIABILITIES & EQUITY	$20,229,508

Meridian MV Chicago, LLC

Profit & Loss

As of September 30, 2025

	MTD	YTD
REVENUE

Revenue
Rental Income	184,851	1,637,207
Rental Income - Additional	16,303	143,101
	201,154	1,780,308

EXPENSES

Payroll Expenses

Administrative and Office
Advertising Expense	0	17,458
Bank Fees	503	4,881
Administrative Expense	750	6,750
	1,253	29,089

Travel

Insurance
Liability Insurance	400	3,533
	400	3,533

Management Fees
Asset Management Fees	4,167	37,503
	4,167	37,503

Professional Fees
Accounting Fees	0	9,200
Professional Fees	3,038	67,449
Registered Agents Fees	471	471
	3,509	77,120

Repairs & Maintenance
Repairs & Maintenance	0	995
	0	995

Utilities & Services
Water	903	8,570
	903	8,570

OSHA Safety

Janitorial

Computer & Telephone
Computer Software	300	2,700
	300	2,700

Taxes & Fees
State Income Taxes	0	18,186
	0	18,186

Real Estate Taxes
Property Taxes	15,000	131,000
	15,000	131,000

Miscellaneous
Bad Debt Expense	0	0
Charitable Contributions	0	1,250
	0	1,250

Rent Expense

Total Operating Expenses	25,532	309,947

EBITDA	175,622	1,470,362

Bank Interest	51,333	471,752
	51,333	471,752

EBTDA	124,289	998,610

Depreciation Expense	42,098	378,878
Amortization Expense	5,542	49,879
	47,640	428,757

NET INCOME(LOSS)	76,649	569,853

Meridian MV Chicago, LLC

Profit & Loss - Trailing 12 Months

As of September 30, 2025

	10-2024	11-2024	12-2024	01-2025	02-2025	03-2025	04-2025	05-2025	06-2025	07-2025	08-2025	09-2025	Total
REVENUE

Revenue
Rental Income	180,385	180,385	180,385	180,385	180,385	180,385	180,385	180,557	180,557	184,852	184,851	184,851	2,178,361
Rental Income - Additional	14,490	14,490	12,916	14,490	14,490	16,303	16,303	16,303	16,303	16,303	16,303	16,303	184,997
Rental Income - Pass Through Adj. Prior Year	0	0	(17,626)	0	0	0	0	0	0	0	0	0	(17,626)
	194,875	194,875	175,675	194,875	194,875	196,688	196,688	196,860	196,860	201,155	201,154	201,154	2,345,733

EXPENSES

Payroll Expenses

Administrative and Office
Advertising Expense	0	0	0	0	0	0	0	17,458	0	0	0	0	17,458
Bank Fees	520	530	519	522	562	544	551	560	556	543	541	503	6,450
Administrative Expense	750	750	750	750	750	750	750	750	750	750	750	750	9,000
	1,270	1,280	1,269	1,272	1,312	1,294	1,301	18,768	1,306	1,293	1,291	1,253	32,908

Travel
Meals	4,755	0	0	0	0	0	0	0	0	0	0	0	4,755
	4,755	0	0	0	0	0	0	0	0	0	0	0	4,755

Insurance
Liability Insurance	367	367	765	367	367	400	400	400	400	400	400	400	5,033
	367	367	765	367	367	400	400	400	400	400	400	400	5,033

Management Fees
Asset Management Fees	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,004
	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	4,167	50,004

Professional Fees
Accounting Fees	0	0	0	0	0	0	0	9,200	0	0	0	0	9,200
Professional Fees	0	0	0	0	0	0	0	29,729	11,487	12,037	11,158	3,038	67,449
Consulting Fees	0	0	5,000	0	0	0	0	0	0	0	0	0	5,000
Registered Agents Fees	0	0	0	0	0	0	0	0	0	0	0	471	471
	0	0	5,000	0	0	0	0	38,929	11,487	12,037	11,158	3,509	82,120

Repairs & Maintenance
Repairs & Maintenance	0	0	0	0	805	0	0	190	0	0	0	0	995
	0	0	0	0	805	0	0	190	0	0	0	0	995

Utilities & Services
Water	1,123	1,123	(849)	1,123	1,123	903	903	903	903	903	903	903	9,967
	1,123	1,123	(849)	1,123	1,123	903	903	903	903	903	903	903	9,967

OSHA Safety

Janitorial

Computer & Telephone
Software Support	0	6,698	0	0	0	0	0	0	0	0	0	0	6,698
Computer Software	300	300	300	300	300	300	300	300	300	300	300	300	3,600
	300	6,998	300	300	300	300	300	300	300	300	300	300	10,298

Taxes & Fees
State Income Taxes	0	0	(11,573)	0	0	0	18,186	0	0	0	0	0	6,613
Annual Filing Fees	0	0	77	0	0	0	0	0	0	0	0	0	77
	0	0	(11,496)	0	0	0	18,186	0	0	0	0	0	6,690

Real Estate Taxes
Property Taxes	13,000	13,000	(4,626)	13,000	13,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	152,374
	13,000	13,000	(4,626)	13,000	13,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	152,374

Miscellaneous
Bad Debt Expense	0	0	0	0	0	0	0	0	0	0	0	0	0
Charitable Contributions	0	0	0	0	0	0	0	0	0	1,250	0	0	1,250
	0	0	0	0	0	0	0	0	0	1,250	0	0	1,250

Rent Expense

Total Operating Expenses	24,982	26,935	(5,470)	20,229	21,074	22,065	40,257	78,657	33,563	35,351	33,219	25,532	356,394

EBITDA	169,893	167,939	181,145	174,646	173,801	174,623	156,431	118,203	163,297	165,804	167,935	175,622	1,989,339

Bank Interest	54,532	52,583	53,726	54,500	48,737	53,803	51,961	53,552	51,585	53,283	52,997	51,333	632,593
	54,532	52,583	53,726	54,500	48,737	53,803	51,961	53,552	51,585	53,283	52,997	51,333	632,593

EBTDA	115,361	115,356	127,419	120,146	125,064	120,820	104,470	64,651	111,712	112,521	114,938	124,289	1,356,746

Depreciation Expense	58,307	58,307	58,483	42,098	42,098	42,098	42,098	42,098	42,098	42,098	42,098	42,098	553,974
Amortization Expense	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	5,542	66,505
	63,849	63,849	64,025	47,640	47,640	47,640	47,640	47,640	47,640	47,640	47,640	47,640	620,479

NET INCOME(LOSS)	51,512	51,507	63,395	72,506	77,424	73,180	56,830	17,011	64,072	64,881	67,299	76,649	736,267

Meridian MV Chicago, LLC

Summary Trial Balance

As of September 30, 2025

Account Name	Beg. Balance	Debits	Credits	End Balance
Partnership - Checking I	$11,081	$1,088,000	$1,032,034	$67,047
Operating Account	$412,031	$2,304,187	$2,417,588	$298,631
Escrow - Tax	$37,334	$123,322	$80,506	$80,150
Escrow - Replacement Reserve	$33,891	$8,631	$-	$42,522
Total Cash and Cash Equivalents	$494,337	$3,524,141	$3,530,127	$488,350

Accounts Receivable	$(194,875)	$1,780,308	$1,789,735	$(204,302)
Accounts Receivable - Other	$58,500	$-	$-	$58,500
Total Accounts Receivable	$(136,375)	$1,780,308	$1,789,735	$(145,802)

Land	$3,436,860	$-	$-	$3,436,860
Land Basis Adjustment	$522,633	$-	$-	$522,633
Buildings	$20,804,548	$-	$-	$20,804,548
Buildings Improvement	$113,511	$-	$-	$113,511
Buildings Basis Adjustment	$3,161,474	$-	$-	$3,161,474
Accumulated Depreciation	$(8,118,664)	$-	$378,878	$(8,497,543)
Total Fixed Assets	$19,920,362	$-	$378,878	$19,541,483

Syndication Costs	$43,966	$-	$-	$43,966
Loan Costs	$451,306	$-	$-	$451,306
Accumulated Amortization - Loan	$(343,852)	$-	$48,354	$(392,206)
Capitalized Leasing Costs	$50,814	$-	$-	$50,814
Accumulated Amortization - Capital Lease	$(11,180)	$-	$1,525	$(12,704)
Total Other Assets	$191,054	$-	$49,879	$141,175

TOTAL ASSETS	$20,469,377	$5,711,765	$6,155,935	$20,025,207

Accounts Payable	$77	$599,008	$599,403	$471
Accounts Payable - Other	$34,699	$34,699	$12,103	$12,103
Total Accounts Payable	$34,776	$635,281	$613,080	$12,574

Accrued Property Taxes	$156,000	$80,506	$131,000	$206,494
Accrued Interest Expense	$53,726	$473,665	$471,272	$51,333
Total Accrued Expenses	$209,726	$554,171	$602,272	$257,827

Security Deposit Payable	$7,813	$-	$-	$7,813
Total Other Liabilities	$7,813	$-	$-	$7,813

Bank Loan Payable	$16,877,995	$389,923	$-	$16,488,071
Total Notes Payable	$16,877,995	$389,923	$-	$16,488,071

Equity - Outside Interests	$453,792	$404,316	$-	$49,477
Meridian Chicago Vet Investors, LLC	$2,885,276	$245,685	$-	$2,639,592
Current Year Income/Loss	$-	$2,028,433	$2,598,285	$569,853
Total Equity	$3,339,069	$2,678,433	$2,598,285	$3,258,921

TOTAL LIABILITIES & EQUITY	$20,469,377	$4,257,808	$3,813,637	$20,025,207

Rental Income	$-	$1,972	$1,639,179	$1,637,207
Rental Income - Additional	$-	$3,944	$147,045	$143,101
Total Revenue	$-	$5,916	$1,786,224	$1,780,308

Advertising Expense	$-	$17,458	$-	$17,458
Bank Fees	$-	$4,881	$-	$4,881
Liability Insurance	$-	$3,932	$398	$3,533
Asset Management Fees	$-	$37,503	$-	$37,503
Accounting Fees	$-	$9,200	$-	$9,200
Professional Fees	$-	$67,449	$-	$67,449
Registered Agents Fees	$-	$471	$-	$471
Administrative Expense	$-	$6,750	$-	$6,750
Repairs & Maintenance	$-	$995	$-	$995
Water	$-	$10,542	$1,972	$8,570
Computer Software	$-	$2,700	$-	$2,700
State Income Taxes	$-	$18,186	$-	$18,186
Property Taxes	$-	$131,000	$-	$131,000
Bad Debt Expense	$-	$0	$-	$0
Charitable Contributions	$-	$1,250	$-	$1,250
Bank Interest	$-	$1,281,443	$809,691	$471,752
Depreciation Expense	$-	$378,878	$-	$378,878
Amortization Expense	$-	$49,879	$-	$49,879
Total Expenses	$-	$2,022,517	$812,061	$1,210,456

NET INCOME	$-	$(2,016,601)	$974,163	$569,853

Meridian MV Chicago, LLC

Cash Flow Statement

For the Period Ending September 30, 2025

	Month to Date	Year to Date
Operating Activities, Cash Flows Provided by or Used in:
Net Income	76,649	569,853
Depreciation and Amortization	47,640	428,757
Decrease (Increase) in Accounts Receivable	0	9,427
Increase (Decrease) in Other Operating Current Assets	0	0
Increase (Decrease) in Other Assets	0	0
Increase (Decrease) in Inventory	0	0
Increase (Decrease) in Accounts Payable	1,774	(22,202)
Increase (Decrease) in Accrued Expenses	13,336	48,102
Increase (Decrease) in Other Liabilities	0	0
Net Cash Flows From Operating Activities	139,399	1,033,937

Investing Activities, Cash Flows Provided by or Used in:
Capital Expenditures	0	0
Investments	0	0
Construction in Process	0	0
Net Cash Flows from Investing Activities	0	0

Financing Activities, Cash Flows Provided by or Used in:
Contributions/(Distributions)	0	(650,000)
Loans	(43,325)	(389,923)
Other Cash Flows From Financing Activities	0	0
Net Cash Flows from Financing Activities	(43,325)	(1,039,923)

Net Increase (Decrease) in Cash and Cash Equivalents:	96,075	(5,986)

Cash at Beginning	392,276	494,337
Cash at End	488,350	488,350
	96,075	(5,986)

Property Name:		Meridian MV Chicago, LLC				Loan #	00529033840-78573		All columns must be completed for all units									Renewal
Rent Roll As of Date		09/30/25	Commercial Rent Roll								Building Square Footage			64,718			Tenant In Possession of Space, Open for	Options Notes Comments (Rent Increases,
Occupany Status Vacant / Occupied / Down	Unit # / Suite #	Tenant Name	Lease Type - use drop down	Tenant Type - use drop down	Square Footage	% of Total Square Footage	Base Monthly Rent	Monthly Reimbursement	Other Income	Common Area Maintenance Charges	Real Estate Taxes (Paid by Tenant)	Other Charges	Security Deposit provided by Tenant to Landlord	Lease Start Date	Move-In Date	Lease Expiration Date	Business and Paying Rent (Yes / No)	Extention Options, CAMS, % of Sales, etc.)
Occupied	Bldg 1	MedVet Associates	NNN	Office	60,968	94.206%	$176,053.06	$13,800.00	$-	$-	$13,800.00	$-	$-	07/01/19	07/01/19	06/30/34	YES	Annual escalation at 2.50%; two (2) five year extensions.
Occupied	Bldg 1	Pathway Vet Alliance	NNN	Office	3,750	5.794%	$8,798.14	$2,503.00	$-	$903.00	$1,200.00	$400.00	$7,812.50	05/13/19	05/13/19	04/30/29	YES	Annual escalation at 2.00%; two (2) five year extensions.
		TOTALS			64,718	100.000%	$184,851.20	$16,303.00	$-	$903.00	$15,000.00	$400.00	$7,812.50